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                                                                Exhibit 10.24


                              PRIMARK CORPORATION

                            SECRETARY'S CERTIFICATE


        I, Michael R. Kargula, Secretary of Primark Corporation, a Michigan corporation, DO HEREBY CERTIFY that following is a true copy of certain resolutions adopted by the Board of Directors at regular meetings of such Board held on September 22, 1995:


              RESOLVED, that the Primark Corporation Executive Share Scheme ("Scheme") be amended as follows:

        (a)  Rule 6.1(b) of the Scheme shall be amended to state as follows:

        "an Option granted prior to 17th July, 1995 shall not be exercisable after the expiry of 10 years from its Grant Date and an Option granted on or after 17th July, 1995 shall not be exercisable after the expiry of seven years from its Grant Date";

        (b)  Rule 6.3(a) of the Scheme shall be amended to state as follows:

        "the expiry of 10 years from its Grant Date in relation to an Option granted prior to 17th July, 1995 and the expiry of seven years from its Grant Date in relation to an Option granted on or after 17th July, 1995";

        (c) Rule 6.3 of the Scheme shall be amended by the addition of the words "except that in relation to Options granted on or after 17th July, 1995 Rule 6.3(a) shall continue to apply" after the words "provisions of such Rules shall not apply" at the end of such Rule 6.3.

              FURTHER RESOLVED, that this Committee hereby recommends Messrs. Stephen Herman and Richard Anderson be appointed as a Committee to effect any changes to the Scheme necessary to obtain Inland Revenue approval.


I have hereunto set my hand this 28th day of September, 1995.





                                                  MICHAEL R. KARGULA
                                                  -----------------------------
                                                  Secretary